THE NATIONAL SECURITY GROUP, INC.
                              661 EAST DAVIS STREET
                               ELBA, ALABAMA 36323


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 18, 2002

Notice is hereby given of the Annual Meeting of Stockholders of The National Security Group, Inc., a Delaware corporation (the "Company"), to be held at the principal executive offices of the Company in Elba, Alabama, on Thursday, April 18, 2002 at 10:00 a.m. (Central Time) for the following purposes:

     1. To elect seven (7) members to the Board of Directors, five (5) to serve for three-year terms, and two (2) to serve for two-year terms, and until their successors are duly elected and qualified;

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only Stockholders of record at the close of business on March 18, 2002 shall be entitled to notice of and to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

                                                 BY ORDER OF THE BOARD OF
                                                 DIRECTORS

                                                /s/ Bette Ham
                                                Secretary




Elba, Alabama
March 18, 2002

                        THE NATIONAL SECURITY GROUP, INC.
                              661 East Davis Street
                               Elba, Alabama 36323


                                 PROXY STATEMENT

     This document, which constitutes a Proxy Statement for The National Security Group, Inc., (the "Company") is being furnished to the holders of the common stock of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Central Time) on April 18, 2002 at the principal executive offices of the Company (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders will vote to elect seven directors, five to serve for three-year terms, and two for two-year terms, and until their successors are duly elected and qualified.

     All costs in connection with the solicitation of the enclosed proxy will be paid by the Company. The date of this Proxy Statement is March 18, 2002.

                                     GENERAL

     This Proxy Statement is being mailed to holders of the Company Common Stock on or about March 18, 2002, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting to be held at the Company's principal executive offices, 661 East Davis Street, Elba, Alabama 36323, on Thursday, April 18, 2002, at 10:00 a.m. (Central Time).

     At the Annual Meeting, the stockholders of the Company will elect seven directors, five to serve for three-year terms, and two to serve for two-year terms. If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted "FOR" the election of the persons nominated as directors in the proxy statement. So far as is now known, there is no business to be acted upon at the Annual Meeting other than as set forth above, and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other appropriate matters are duly brought before the Annual Meeting, the persons appointed as proxy agents will have discretion to vote or act thereon according to their own judgment. A proxy may be revoked if written notice of such revocation is received by Mrs. Bette Ham, Secretary, The National Security Group, Inc., 661 East Davis Street, Elba, Alabama 36323, at any time before the taking of the vote at the Annual Meeting.

     Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy, regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The Board of Directors has fixed the close of business on March 18, 2002, as the record date for the determination of stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. On the record date, the Company had outstanding 2,466,600 shares of Company Stock, the holders of which are entitled to one vote per share. No shares of any other class of Company stock are issued or outstanding.

     A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on the matter) generally will be treated as present for the purposes of determining a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of the nominees to the Board of Directors. With respect to this matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which brokers would hold authority, a broker non-vote will have no effect on the vote.


                              ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of each director is three years and the terms are staggered to provide for the election of one class of directors each year. A total of seven Directors will be elected at the Annual Meeting. Five of the "Nominees" have been nominated by the Board of Directors for election to serve three-year terms: Winfield Baird, W. L. Brunson, Jr., Fred Clark, Jr., M. L. Murdock and Paul Wesch. L. Brunson White and Donald Pittman have been nominated by the Board of Directors to serve for two-year terms. All of the Nominees are currently serving as Directors or Advisory Board members of the Company.

     The persons named in the enclosed proxy intend to vote "FOR" the election of the Nominees unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the Nominees be unable to accept nomination or election (which the Board of Directors does not expect) or should any other vacancy have occurred in the Board, it is the intention of the persons named in the enclosed proxy to vote for the election of the person or persons whom the Board of Directors recommends.

     The following tables set forth the names and certain information concerning the Nominees and each other Director who will continue to serve (the "Continuing Directors") as a Director of the Company after the Annual Meeting:

                                    NOMINEES

                                                                      Director/
                                  Positions Held      Age at      Advisory Board
Name                              with the Company   Dec.31, 2001      Since*

Winfield Baird ................   Director/Chairman        69            1964
W. L.  Brunson, Jr ............   Director/CEO             43            1999
Fred Clark, Jr ................   Director                 41            1996
M. L.  Murdock ................   Director/COO             59            1976
Paul Wesch ....................   Advisory Board           45            2000**
Donald Pittman ................   Advisory Board           41            2001**
L. Brunson White ..............   Advisory Board           45            2000**

**Advisory Board




           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

                              Continuing Directors

                                            Age at        Director     End of
     Name                                 Dec.31,2001       Since*  Present Term

Lewis Avinger .......................           79           1984       2004
Carolyn Brunson .....................           74           1978       2004
J. E. Brunson .......................           45           1999       2003
J. R. Brunson .......................           73           1962       2003
D. M. English .......................           83           1947       2003
James B. Saxon ......................           67           1982       2004
Walter Wilkerson ....................           54           1984       2003

       *In 1990 National Security Insurance Company was reorganized as a holding company system pursuant to a plan of exchange whereby The National Security Group, Inc., (the "Company"), became the holding company for National Security Insurance Company (the "Life Company"), and its prior subsidiaries, National Security Fire & Casualty Company (the "Fire Company"), and NATSCO, Inc., ("NATSCO"). Subsequently Omega One, Inc. ("Omega One") was formed as a wholly owned subsidiary of the Fire Company. References to tenure with the Company (in the above table and in the following biographical section) include the individual's tenure with the Life Company prior to the reorganization.

                            BIOGRAPHICAL INFORMATION

       The business experience of each of the Nominees and Continuing Directors is set forth below.

Nominees

WINFIELD BAIRD is currently a financial advisor with UBS-Paine Webber, Inc. in Birmingham, Alabama. He previously served as President of Investment Counselors of Alabama, Inc. He was formerly a partner and manager at the Birmingham office of J. C. Bradford & Company.

W. L. BRUNSON, JR. is President and Chief Executive Officer and Director of the Company effective January 1, 2000. He previously held the position of President of the Life Company. He joined the Company in 1983. Mr. Brunson is also a Director of the Fire Company, NATSCO, the Life Company and Omega One.

FRED CLARK, JR. is currently President of the Clark Company, LLC in Montgomery, Alabama, and serves as Executive Director of the Electric Cities of Alabama. He was formerly Executive Director of the Alabama Farmers Federation, President of Alabama Rural Electric Association of Cooperatives, Montgomery, Alabama, State Director for U. S. Senator Richard Shelby, Legislative Representative for National Rural Electric Cooperative Association, and Legislative Assistant to U.
S. Senator Howell Heflin.

M. L. MURDOCK currently serves as Chief Operating Officer and Director of the Company. He has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1982. Prior to that time, he served as Vice
President and Controller of the Company. He joined the Company in 1970. Mr. Murdock is also a Director of the Life Company, the Fire Company, Omega One, and NATSCO.

PAUL WESCH currently serves on the Board of Directors and is General Counsel and Executive Vice President for Operations of The Mitchell Company, Inc., a southeastern real estate development firm in Mobile, Alabama. Other affiliations include Chairman for Alabamians for Fair Courts, member of Alabama Fannie Mae Partnership Board of Directors, and member of the Mobile County, State of Alabama and American Bar Associations.

DONALD PITTMAN has been in the private practice of law since June of 1988 in Enterprise, Alabama. He is a member of the Coffee County, State of Alabama and American Bar Associations.

L. BRUNSON WHITE is Vice President and Chief Information Officer of Energen Corporation, a diversified energy company, and its subsidiary, Alabama Gas Corporation (Alagasco), both of which are based in Birmingham, Alabama. Mr. White has worked for Energen Corporation for 22 years in the areas of planning, development and technology.

Continuing Directors

LEWIS AVINGER is a retired Savings and Loan executive from Montgomery, Alabama.

CAROLYN BRUNSON  presently serves as the Managing Partner of Brunson  Properties
(formerly  the  W.  L.  Brunson  Estate),  a  family   partnership   engaged  in
investments.

J. E. BRUNSON has served as President of the Fire Company since 1997. He also serves on the Boards of Directors of the Fire Company, the Life Company and Omega One.

J. R. BRUNSON served as President and Chief Executive Officer of the Company from 1978 through 1999. He previously held the position of Senior Vice President. He joined the Company in 1953.

D. M. ENGLISH is a retired urban renewal administrator. He became a Director of the Company upon its founding in 1947 and served as Chairman of the Board from 1987 to 1998.

JAMES B. SAXON is a retired executive of Anderson Products, Square D Company, Leeds, Alabama.

WALTER WILKERSON is a certified public accountant and partner in the firm of Barr, Brunson, Wilkerson, and Bowden in Enterprise, Alabama.

                          BOARD COMMITTEES AND MEETINGS

     During the last full fiscal year the Board of Directors of the Company held four regularly scheduled and special meetings. All directors, except D. M. English, attended at least 75% of the meetings of the Board of Directors and the committees on which they served during fiscal year 2001.

     Compensation Committee. The Compensation Committee, whose members have been appointed annually by the Board of Directors, is currently composed of James B. Saxon, Walter Wilkerson, and L. Brunson White. The Committee is responsible for recommending officers, the salaries of officers, directors fees and officer bonuses to the Board of Directors for full consideration. The Compensation Committee met twice in fiscal year 2001.

     Audit Committee. The Audit Committee is comprised of Lewis Avinger, Winfield Baird, Fred Clark, Jr. and Walter Wilkerson. The principal functions of the Audit Committee include making recommendations to the Board of Directors concerning the selection of independent auditors, approval of proposed independent audit fees, review of internal, independent, and regulatory audit results, review of proposed corrective actions and results thereof with senior management, review and approval of internal audit functions and controls and obtaining assurances of regulatory compliance from independent auditors. The Audit Committee met four times in fiscal year 2001.

     Nominating Committee. The Nominating Committee is comprised of Carolyn Brunson, M. L. Murdock, and James Saxon. This committee is responsible for the nomination of directors. No procedure has been established by the committee for considering nominations by the stockholders. The Nominating Committee met once in fiscal year 2001.

                             DIRECTORS' REMUNERATION

     Remuneration of directors is usually adjusted annually. Directors are currently paid an annual fee of $3,960 ($5,548 for the Chairman), plus $990 per meeting attended and mileage reimbursement of $.34 1/2 per mile. In addition, effective January 1, 2002 the following committee fees will be paid for each Board Committee on which he/she serves: (1) telephonic meetings - $125, (2) meetings held before/after a regular Board meeting - $250, (3) meetings other than (1) and (2) above, requiring travel and physical presence - $500. The Investment Committee is excluded from compensation.

     The Company has established an "Unfunded Plan of Deferred Compensation" which allows Directors to defer fees otherwise payable to them for attending Board meetings or serving on committees. If a Director elects to defer the fees; such deferred amounts are treated as if they had been invested in shares of the Company's common stock. Stock accounts may only be distributed in their equivalent value in cash. All accounts under the plan are unfunded and do not represent claims against specific assets of the Company.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth information as of December 31, 2001, as to the number of shares of Company Common Stock beneficially owned by (a) each of the Company's directors, (b) the nominees for director and (c) the directors and executive officers of the Company as a group.

                                                 SHARES OF
                                                COMMON STOCK
                                                 BENEFICIALLY        PERCENT OF
     NAMES                                         OWNED (1)        COMMON STOCK

Lewis Avinger ..........................              1,200                 .05%

Winfield Baird .........................            117,909                4.78%

Carolyn E. Brunson .....................            389,175(2)            15.78%

J. E. Brunson ..........................            11,9201                 .48%

J. R. Brunson ..........................            135,266                5.48%

W. L. Brunson, Jr ......................            80,789(3)              3.28%

Fred Clark, Jr .........................            106,903(4)             4.33%

D. M. English ..........................            108,794                4.41%

M. L. Murdock ..........................              1,442                 .06%

Donald Pittman .........................             34,662                1.41%

James B. Saxon .........................             23,112                 .94%

Paul C. Wesch ..........................              1,320                 .05%

L. Brunson White .......................             14,400                 .58%

Walter P. Wilkerson ....................              6,834                 .28%




     Directors and Officers
     (as a group, 16 persons
     including persons named                      1,043,336               42.30%
     above)

     Other closely held stock (as a group,
     numbering 25 including immediate
     family members of some directors, and
     affiliated entities.)                          421,919               17.11%

     1 For purposes of this table, an individual is considered to "beneficially own" any shares of the Company if he or she directly or indirectly has or shares
(I) voting power, which includes power to vote or direct voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. All amounts include stock held in a spouse's name.

     2 Includes stock held in Brunson Properties, a partnership (W.L. Brunson Estate), Carolyn E. Brunson and William L. Brunson, Jr., Managing Partners.

     3 Includes 73,490 shares held by Estate of Jerry B. Brunson, W. L. Brunson, Jr. and Sara Brunson, co- executors.

     4 Includes 105,703 shares held in Trust for Fred Clark, Sr. Estate

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The family relationships, not more remote than first cousin, which exist among the directors and nominees are as follows:

     Mrs. Carolyn Brunson is the widow of the deceased brother of J.R. Brunson, and mother of William L. Brunson, Jr., President and Chief Executive Officer of the Company, and President of the Life Company. Mr. J.R. Brunson, Mr. D. M. English and Mr. James B. Saxon are first cousins. William L. Brunson, Jr., Donald Pittman and J. E. Brunson are first cousins. Mr. J. R. Brunson is the father of Jack E. Brunson, President of the Fire Company. Mr. J. R. Brunson is the uncle of Donald Pittman. James Saxon is the uncle of L. Brunson White. See also the discussion under the heading "Compensation Committee Interlocks and Insider Participation."

                             INDEPENDENT ACCOUNTANTS

     The board of directors selected the firm of Barfield, Murphy, Shank & Smith, PC, as independent auditors of The National Security Group for 2001. Barfield, Murphy, Shank & Smith has served as independent auditors of The National Security Group since 2000. The independent accountant is appointed by the Board of Directors upon recommendation of the Audit Committee. Such appointment is customarily made in July of each year. Consequently, the independent accountant for the fiscal year ending December 31, 2002 has not yet been appointed. Arrangements have been made for a representative of Barfield, Murphy, Shank & Smith to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

                            DISCLOSURE OF AUDIT FEES

     The following is a description of the fees billed to The National Security Group by Barfield, Murphy, Shank & Smith during the year ended December 31, 2001:

     Audit Fees: Audit fees paid by The Company to Barfield, Murphy, Shank & Smith in connection with the review and audit of The Company's annual financial statements for the year ended December 31, 2001 and the review of The Company's interim financial statements included in Quarterly Reports on Form 10Q during the year ended December 31, 2001 totaled approximately $82,924.
                         .
     Financial Information Systems Design and Implementation fees: The Company did not engage Barfield, Murphy, Shank and Smith to provide advice regarding financial information systems design and implementation during the year ended December 31, 2001.

     All Other Fees: The only other fees billed to The Company by Barfield, Murphy, Shank & Smith during the year ended December 31, 2001 were for tax related services and totaled approximately $10,000.

                             EXECUTIVE COMPENSATION

     The following table sets forth the remuneration paid by the Company and its subsidiaries during the fiscal year ended December 31, 2001, to each of its executive officers whose annual compensation exceeds $100,000.

                           SUMMARY COMPENSATION TABLE


Name                                                             Other     Restricted
and Principal Position           Base                            Annual      Stock     Options                       All Other
                          Year   Salary            Bonus         Comp.     Award (s)     SARs     LTIP Payouts        Comp.*
                                                                  ($)         ($)
------------------------- ------ ------------ ---------------- ----------- ----------- --------- ---------------- ----------------
------------------------- ------ ------------ ---------------- ----------- ----------- --------- ---------------- ----------------

W.L.Brunson,Jr.
President & CEO
The National              2001    $118,941        25,578          -0-         -0-        -0-           -0-            $14,987
Security      Group       2000    $114,637        17,166         - 0 -       - 0 -      - 0 -         - 0 -           $12,494

M.L. Murdock,
Senior Vice President     2001    $114,767        24,664          -0-         -0-        -0-           -0-            $16,124
The National Security     2000    $110,584        24,324          -0-         -0-        -0-           -0-            $14,615
Group                     1999    $109,226          $0            -0-         -0-        -0-           -0-            $14,742



J. E. Brunson
President, National
Security Fire and         2001     $92,947        19,983          -0-         -0-        -0-           -0-            $13,568
Casualty Company          2000     $89,579        18,763          -0-         -0-        -0-           -0-            $10,979



     *"All Other Compensation" includes the following for W. L. Brunson, Jr. for the years 2001and 2000 Contributions to the 401 (K) Retirement Plan of $7,175 and $6,690, Directors' Fees of $6,960 and $5,515, and other employee benefits of $852 and $389; Mr. Murdock totals for the years 2001, 2000, and 1999 for 401(K) Retirement Plan contributions $7,057, $6,745, and $7,822, Deferred Directors'
Fees of $6,960, $6,340, and $6,725, and other employee benefits of $2,107, $1,530, and $195. For Mr. J. E. Brunson for the years 2001and 2000 for the 401(K) Retirement Plan contributions of $5,661and $5,417, Directors' Fees of $7,210 and $5,265 and other employee benefits of $697 and $297.


                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is currently comprised of James B. Saxon, Walter P. Wilkerson, and L. Brunson White all of whom are outside directors of the Company. (Mr. White is currently a member of the Company's Advisory Board and is nominated for election to the Board in connection with the upcoming Meeting of the Shareholders). The Committee has oversight of the compensation paid to officers and employees of the Company and its subsidiaries, whether by salary or under the Company's bonus plan. This Committee also is responsible for recommending officers to the Board of Directors for full consideration and recommending directors' fees. The committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. The Compensation Committee has provided the following report:

     It is the policy of the Compensation Committee to establish base salaries and award bonuses to executive officers as well as establish the total annual corporate compensation. This policy should be designed to attract, motivate, and retain talented executives responsible for the success of the Company. The compensation program should be developed and implemented within a competitive framework and should take into account the achievement of overall financial results and individual contributions. The Committee believes that base salaries should be competitive as determined by geographic region, salaries within insurance companies of similar size or lines of business, and the type skills that a position requires. The Committee and management review formal surveys of regional compensation levels as well as conducting informal surveys of surrounding business and industry. It is an objective of the policy that base salaries should be kept on the low to medium range of the scale, with compensation supplemented by cash bonuses when financial results warrant. The bonus plan for management and supervisory level employees is based on profits and growth, and requires as a precondition that Company results for a given year reach a threshold level of return on shareholders' equity. The threshold is determined by the Compensation Committee and takes into consideration a number of factors including current financial markets and historic patterns of Company operations.

     The Committee is aware of the provisions of the Internal Revenue Code which restrict deductibility of executive compensation and can confirm that compensation has been and will continue to be tax-deductible as no executive officer will earn in excess of the dollar limitations imposed by such applicable provisions.

     Bonuses awarded in a given year are based on the previous year's results. Bonuses awarded in 2001 were based on results for 2000. With results for 2001 improved over the previous year, it is anticipated that bonuses of a higher amount will be awarded in 2002.

     Contributions to executive officers under the Company's 401(K) Retirement Plan are made on the same basis as are contributions to all other participants in the Plan.

     The Committee continues to review the Company's Compensation Policy in an effort to ensure that it continues to accomplish the intended objectives. While the Company has not and does not currently integrate long-term incentives in its structure, certain forms of long-term incentives are being considered and may be implemented in the future to continue to provide appropriate incentives for management to maximize the Company's long-term financial results for the benefit of the stockholders. The Committee believes that the Company's salary and incentive compensation programs are competitive and appropriate for National Security. - James B. Saxon, Walter P. Wilkerson, and L. Brunson White.



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is currently comprised of James B. Saxon, Walter Wilkerson, L. Brunson White, all of whom are outside directors or members of the Advisory Board. The Committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 2001, Mr. Saxon's Director compensation was $6,960, Mr. Wilkerson's Director compensation was deferred in the amount of $7,210, Mr. White received Advisory Board compensation of $1,838.

                                EMPLOYEE BENEFITS

     401 (K) Plan
     The Company usually contributes, if profits warrant, an amount equal to twice the employees' salary deferral amounts, not exceeding 5% of total compensation of an individual employee or 5% of all eligible employees, to a Retirement Savings Plan established under 401(K) of the Internal Revenue Service Code of 1986 (the "Company 401 (K) Plan"). All full - time employees who have completed 1,000 hours of service on either January 1, April 1, July 1 or October 1 are eligible to participate. The Company contributions are annually allocated among the participants' plan accounts based on compensation received during the year for which contribution is made. Amounts allocated vest as scheduled in the Company 401 (K) Plan. Benefits are generally payable only upon termination, retirement, disability or death.

                               COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative returns for the Company, the NASDAQ STOCK MARKET INDEX (U.S.), Standard & Poor's 500 Index and the NASDAQ Insurance Stocks Index. The cumulative total return is based on change in the year - end stock price plus reinvested dividends for each of the periods shown.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                       NASDAQ         NASDAQ
 Measurement period     NATIONAL    STOCK MARKET    INSURANCE
(Fiscal year Covered)   SECURITY    (U.S.) INDEX    STOCK INDEX   S&P 500

        1996               100.00      100.00         100.00       100.00
        1997               144.95      122.48         146.73       133.45
        1998               116.65      172.68         130.73       172.19
        1999                98.76      320.83         101.41       208.54
        2000               178.77      192.98         127.35       189.97
        2001               175.88      153.12         136.51       167.58



                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth those persons who beneficially owned, as of December 31, 2001, five percent or more of the Company Common Stock. Unless otherwise noted, each beneficial owner has sole voting and investment powers.

                                      Amount and Nature
                                  of Beneficial                       Percentage
                                       Ownership of                        of
Name and Address                   Company Common Stock                  Class

Brunson Properties, a partnership                366,445                14.86%
     (W.L. Brunson Estate)
Elba, Alabama 36323

SunTrust Bank as Trustee,                        227,349                 9.22%
National Security Retirement Savings Plan,
Chattanooga, Tennessee 37402

J.R. Brunson                                     135,266                 5.48%
1192 Pine Circle
Elba, Alabama 36323

                     DIRECTOR AND OFFICER SECURITIES REPORTS

     The Federal Securities laws require the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's common stock. To the best of the Company's knowledge, all persons subject to these reporting requirements filed the required reports on a timely basis.

                             STOCKHOLDERS' PROPOSALS

     In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the Annual Stockholders' Meeting to be held in 2003, the proposal must be received by the Company at its headquarters, 661 E. Davis Street, Elba, Alabama 36323, on or before January 12, 2003. The Board of Directors will review any stockholder proposals that are filed to determine whether such proposals meet applicable criteria for inclusion in the 2003 Proxy Statement for consideration at the 2003 Annual Meeting.


                          TRANSFER AGENT AND REGISTRAR

     The Company is the  Transfer  Agent and  Registrar  for the Company  Common
Stock.

                     ANNUAL REPORTS AND FINANCIAL STATEMENT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 accompanies this Proxy Statement. Additional copies of the Company's Annual Report to Stockholders, and/or a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission may be obtained by written request to the Chief Financial Officer of the Company at the address indicated above.

                                  OTHER MATTERS

     The Board of Directors of the Company does not know any other matters to be brought before the meeting. If any other matters, not now known, properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their judgment in such matters.

Date: March 18, 2002
                                               /s/ W.L. Brunson, Jr.
                                               THE NATIONAL SECURITY GROUP, INC.
                                               W L. Brunson, Jr.
                                               President